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EXHIBIT 1

JOINT FILING AGREEMENT

        The undersigned persons acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned persons and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned persons without the necessity of filing additional joint filing agreements. The undersigned persons acknowledge that each of them shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning the other undersigned persons, except to the extent that such undersigned person knows or has reason to believe that such information is inaccurate.

Dated: June 23, 2003		/s/ E. THOMAS MARTIN E. Thomas Martin
MVII, LLC
Dated: June 23, 2003	By:	/s/ E. THOMAS MARTIN E. Thomas Martin, Manager
Dated: June 23, 2003		/s/ WALTER S. REILING Walter S. Reiling
Dated: June 23, 2003		/s/ SUSAN REILING Susan Reiling
Dated: June 23, 2003		/s/ MARK BARNES Mark Barnes
Dated: June 23, 2003		/s/ BONNIE BARNES Bonnie Barnes
Dated: June 23, 2003		/s/ LINDA J. BLACK Linda J. Black
Dated: June 23, 2003		/s/ JESSE BLANN Jesse Blann
Dated: June 23, 2003		/s/ ZULA BLANN Zula Blann
Dated: June 23, 2003	By:	/s/ JOHN E. BOWLER, JR. John E. Bowler, Jr. as Guardian for Jacob Bowler
Dated: June 23, 2003		/s/ JOCEAN BOWLER Jocean Bowler
Dated: June 23, 2003		/s/ JOHN E. BOWLER, JR. John E. Bowler, Jr.

Dated: June 23, 2003	By:	/s/ JOHN E. BOWLER, JR. John E. Bowler, Jr. as Guardian for Sarah Bowler
Dated: June 23, 2003		/s/ DEBORAH CARIAGA Deborah Cariaga
Dated: June 23, 2003		/s/ DANILO CARIAGA Danilo Cariaga
Dated: June 23, 2003		/s/ BRADFORD C. DAVIS Bradford C. Davis
Dated: June 23, 2003		/s/ ROBERT E. DEXTER Robert E. Dexter
Dated: June 23, 2003		/s/ CHRISTOPHER FORD Christopher Ford
Dated: June 23, 2003		/s/ JOHN HAYS John Hays
Dated: June 23, 2003		/s/ CHARLES KOLLIGIAN Charles Kolligian
Dated: June 23, 2003		/s/ JOHN MIROLLA John Mirolla
Dated: June 23, 2003		/s/ PEG MIROLLA Peg Mirolla
MORRIS & GARRITANO INSURANCE AGENCY, INC. 401K PROFIT-SHARING PLAN
Dated: June 23, 2003	By:	/s/ GREGORY R. MORRIS Gregory R. Morris, Trustee
	By:	/s/ GENE M. GARRITANO Gene M. Garritano, Trustee
Dated: June 23, 2003		/s/ JOSEPH E. NARGIE Joseph E. Nargie

SAUSAL CORPORATION
Dated: June 23, 2003	By:	/s/ JAMES E. WARD James E. Ward, President
Dated: June 23, 2003		/s/ PAUL WALLACE, JR. Paul Wallace, Jr.
Dated: June 23, 2003		/s/ JAMES E. WARD James E. Ward
Dated: June 23, 2003		/s/ DONALD WESTFALL Donald Westfall
Dated: June 23, 2003		/s/ JOSEPH S. WHITAKER Joseph S. Whitaker
Dated: June 23, 2003		/s/ THOMAS J. WOOD Thomas J. Wood

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  EXHIBIT 1
JOINT FILING AGREEMENT